Exhibit 99.1

Eloxx Pharmaceuticals Secures US$8 Million Investment from LSP, Increasing Total Raised in Series C to US$38 million

Financing to support advancement of novel disease-modifying therapy targeting genetic diseases, including cystic fibrosis

SAN DIEGO and REHOVOT, Israel, Aug. 2, 2017 / -- Sevion Therapeutics, Inc. (OTCQB: SVON) and Eloxx Pharmaceuticals Ltd., a clinical stage company developing therapeutics for genetic diseases caused by nonsense mutations, announced today the closing of additional  US$8 million investment in Eloxx Pharmaceuticals led by LSP, a leading healthcare investor. The investment increases the total Series C financing raised by Eloxx to a total of US$38 million. By raising this amount, Eloxx finalized their Series C financing round.

The other participants in the current Series C financing include: Pontifax VC, Dr. Phil Frost, OPKO Health Inc. (NASDAQ: OPK), Quark, Catalyst, KIP, DSC Funds, and additional private investors.

"We are very pleased to have attracted an outstanding global syndicate of investors to participate in our Series C financing. The latest investment from LSP is a validation from one of the best life science funds in the world," said Eloxx's CEO and co-founder Dr. Silvia Noiman. "With the funds from the Series C, we anticipate advancing our lead product candidate, ELX-02, into multiple Phase 2 studies later this year".

On June 2, 2017, Sevion and Eloxx announced the signing of a definitive agreement for an acquisition transaction. Under the terms of the agreement, Eloxx will become a wholly owned subsidiary of Sevion. Upon completion of the transaction, Sevion will change its name to Eloxx Pharmaceuticals, Inc. and intends to apply to have its shares listed for trading on NASDAQ. Eloxx is planning to initiate multiple clinical studies for ELX-02, its lead development candidate, and anticipates achieving substantial clinical milestones over the course of 2017 and 2018, particularly in the lead clinical programs in cystic fibrosis and cystinosis patients carrying nonsense mutations.

Dr. Noiman added, "This is a very exciting time for Eloxx, and we are thrilled with the continuing progress of ELX-02, a disease-modifying therapy that we believe can treat diverse devastating genetic diseases for which there are no effective treatments. In addition, we expect to close our acquisition agreement with Sevion with the goal of listing our shares for trading on NASDAQ."

In conjunction with the most recent financing, Martijn Kleijwegt, managing partner of LSP will join Eloxx Pharmaceuticals' Board of Directors. Mr. Kleijwegt stated, "Eloxx is rapidly advancing a disruptive technology that may be able to transform how we treat genetic diseases. The Company is well-positioned to apply this technology across diverse indications, and we look forward to the further advancement of their programs."

About LSP

LSP is a leading independent European investment firm, providing financing for private and public life-science companies. Since the late 1980s, LSP's management has invested in a large number of highly innovative enterprises, many of which have grown to become leaders of the global life-science industry. With over $1 billion of investment capital raised to date and offices in Amsterdam, Munich and Boston, LSP is one of Europe's largest and most experienced specialist life-science investors. For more information, please visit www.lspvc.com.

About Eloxx Pharmaceuticals

Eloxx Pharmaceuticals is a clinical stage company developing first in class therapeutics for the treatment of genetic disease caused by nonsense mutations. Eloxx was co-founded by Dr. Silvia Noiman and Pontifax, a leading VC in the Life Sciences arena. Approximately 3 - 4 percent of newborns manifest a genetic disease or major birth defect, and about 12 percent of all mutations reported are caused by nonsense mutation. Nonsense mutations introduce premature stop codons in the reading frame of a gene. When the mutated sequence is translated into a problem, the resulting protein is incomplete and shorter than normal. Consequently, most nonsense mutations result in nonfunctional proteins. Nonsense mutations account for some of the most severe phenotypes in genetic diseases and often have devastating effects in critical target organs. ELX-02 is a translation read-through inducing drug. Read-through therapy is a treatment strategy for genetic diseases caused by nonsense mutations to increase translation and restoring activity of the mutated proteins.

About ELX-02

ELX-02 is a translation read-through inducing drug (TRID). Read-through therapy is a treatment strategy for genetic diseases caused by nonsense mutations to increase translation and restoring activity of the mutated proteins. ELX-02 is a designer aminoglycoside with unique pharmacological properties scaffold that has been developed and optimized as a TRID through intensive medicinal chemistry efforts over the past 10 years. Comprehensive preclinical testing of ELX-02 in rats and dogs and in mouse animal models of disease has been completed. Eloxx completed a monocentric Phase 1a single-ascending-dose study in healthy adult volunteers to characterize the safety, tolerability and PK of ELX-02 and collect data to support additional multiple dose studies in normal healthy volunteers and in selected patient populations. Phase 1b multiple ascending dose study (MAD) in healthy volunteers as well as 2 Phase 2 studies in Cystic Fibrosis and Cystinosis patients carrying non-sense mutations will follow this initial SAD study in ELX 02. Nonclinical studies demonstrated that ELX-02 is a potent TRID in several models of genetic disease caused by nonsense mutations. These models include Rett Syndrome, Mucoplysaccharidose type I (MPS I-H), Cystic Fibrosis (CF), Duchene Muscular Dystrophy (DMD) and Cystinosis. Comprehensive toxicology program in accordance with the ICH guideline M3 (R2) was completed for ELX-02 to support clinical studies.

About Sevion Therapeutics

Sevion Therapeutics (Company) is a biopharmaceutical company building and developing a portfolio of innovative therapeutics, from both internal discovery and acquisition, for the treatment of cancer and immunological diseases. The Company's product candidates are derived from multiple key proprietary technology platforms: cell-based arrayed antibody discovery, ultra-long antibody scaffolds and Chimerasome nanocages. Sevion has leveraged these technologies to build a pipeline of innovative product candidates. For more information, please visit SevionTherapeutics.com.

Forward-Looking Statements

Certain statements included in this press release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Actual results could differ materially from such statements expressed or implied herein as a result of a variety of factors, including, but not limited to: the Company's ability to continue as a going concern; the ability of the Company to consummate additional financings; the development of the Company's antibody technology; the approval of the Company's patent applications; the Company's ability to successfully defend its intellectual property or obtain the necessary licenses at a cost acceptable to the Company, if at all; the successful implementation of the Company's research and development programs and collaborations; the success of the Company's license agreements; the acceptance by the market of the Company's products; the timing and success of the Company's preliminary studies, preclinical research and clinical trials; competition and the timing of projects and trends in future operating performance; and the quotation of the Company's common stock on an over-the-counter securities market, as well as other factors expressed from time to time in the Company's periodic filings with the Securities and Exchange Commission (the "SEC"). As a result, this press release should be read in conjunction with the Company's periodic filings with the SEC. The forward-looking statements contained herein are made only as of the date of this press release, and the Company undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

Contacts
Eloxx Pharmaceuticals
Silvia Noiman, PhD, MBA
CEO
Tel: +972-544-256978
Silvia@eloxxpharma.com
or
Sevion Therapeutics
James Schmidt
Tel: 858-909-0749
info@seviontherapeutics.com
or
Burns McClellan, on behalf of Eloxx
Ben Matone, Tel: 212-213-0006, ext. 364
bmatone@burnsmc.com

LSP
Martijn Kleijwegt
Managing Partner
Tel: +31206645500
Mkleijwegt@lspvc.com

Felice Verduyn-van Weegen
Associate
Tel:_+31206645500
Fverduyn@lspvc.com